As filed with the Securities and Exchange Commission on November 19, 2008

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUALITY SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

California	95-2888568
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18111 Von Karman, Suite 600

Irvine, California 92612

(949) 255-2600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steve Plochocki

Chief Executive Officer

Quality Systems, Inc.

18111 Von Karman, Suite 600

Irvine, California 92612

(949) 255-2600 / (949) 255-2610 (fax)

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all correspondence to:

Thomas J. Crane, Esq.

Garett M. Sleichter, Esq.

Rutan & Tucker, LLP

611 Anton Boulevard, 14th Floor

Costa Mesa, California 92626

(714) 641-5100 / (714) 546-9035 (fax)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering price(2)	Amount of Registration Fee
Common stock, $0.01 par value	67,733	$36.53	$2,474,286.49	$97.24
(1)

In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2)

The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and is based upon the average of high and low sales prices of the Registrant’s common stock on the Nasdaq Global Select Market on November 14, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 19, 2008

PROSPECTUS

67,733 Shares

QUALITY SYSTEMS, INC.

Common Stock

_____________________

This prospectus relates to up to 67,733 outstanding shares of our common stock, $0.01 par value per share, which may be offered for sale from time to time by selling security holders identified in this prospectus. We will not receive any of the proceeds from the sale of shares by the selling security holders.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “QSII.” On November 17, 2008, the closing sale price of our common stock on the Nasdaq Global Select Market was $34.66 per share.

The mailing address and the telephone number of our principal executive offices are 18111 Von Karman, Suite 600, Irvine, California 92612, (949) 255-2600.

_____________________

Investing in our shares of common stock involves risks. See “Risk Factors” on page 16 for factors you should consider before buying shares of our common stock.

_____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2008.

2

PROSPECTUS SUMMARY

To fully understand this offering and its consequences to you, you should read the following summary along with the more detailed information and our consolidated financial statements and the notes to those financial statements incorporated by reference in this prospectus. In this prospectus, the words “we,” “us,” “our” and similar terms refer to Quality Systems, Inc., a California corporation, together with its subsidiaries, unless the context provides otherwise.

Quality Systems, Inc.

We, through our QSI Division (QSI Division) and our wholly-owned subsidiary, NextGen Healthcare Information Systems, Inc. (NextGen Division), develop and market healthcare information systems that automate certain aspects of medical and dental practices, networks of practices such as physician hospital organizations (PHO’s) and management service organizations (MSO’s), ambulatory care centers, community health centers, and medical and dental schools.

Formed in 1974, we were founded with an early focus on providing information systems to dental group practices. In the mid-1980’s, we capitalized on the increasing focus on medical cost containment and further expanded our information processing systems to serve the medical market. In the mid-1990’s we made two acquisitions that accelerated our penetration of the medical market. These two acquisitions formed the basis for the NextGen Division. Today, we serve the medical and dental markets through our two operating divisions.

The two operating divisions operate largely as stand-alone operations, with each division maintaining its own distinct product lines, product platforms, development, implementation and support teams, sales staffing, and branding. The two divisions share the resources of our “corporate office,” which includes a variety of accounting and other administrative functions. Additionally, there are a small number of clients who are simultaneously utilizing software from each of our two divisions.

The QSI Division, co-located with our corporate headquarters in Irvine, California, currently focuses on developing, marketing and supporting software suites sold to dental and certain niche medical practices. In addition, the division supports a number of medical clients that utilize the division’s UNIX1 based medical practice management software product.

The NextGen Division, with headquarters in Horsham, Pennsylvania, and a second significant location in Atlanta, Georgia, focuses principally on developing and marketing products and services for medical practices.

Both divisions develop and market practice management software that is designed to automate and streamline a number of the administrative functions required for operating a medical or dental practice. Examples of practice management software functions include scheduling and billing capabilities. It is important to note that in both the medical and dental environments, practice management software systems have already been implemented by the vast majority of practices. Therefore, we actively compete for the replacement market. In addition, both divisions develop and market software that automates the patient record. Adoption rates for this software, commonly referred to as clinical software, are relatively low. Therefore, we are typically competing to replace paper-based patient record alternatives as opposed to replacing previously purchased systems.

_________________________

1  UNIX is a registered trademark of the AT&T Corporation.

3

Electronic Data Interchange (EDI)/connectivity products are intended to automate a number of manual, often paper-based or telephony intensive communications between patients and/or providers and/or payors. Two of the more common EDI services are forwarding insurance claims electronically from providers to payors and assisting practices with issuing statements to patients. Most client practices utilize at least some of these services from us or one of our competitors. Other EDI/connectivity services are used more sporadically by client practices. We typically compete to displace incumbent vendors for claims and statements accounts, and attempt to increase usage of other elements in our EDI/connectivity product line. In general, EDI services are only sold to those accounts utilizing software from one of our divisions.

Our NextGen Division develops and sells proprietary electronic medical records software and practice management systems under the NextGen®2 product name. Major product categories of the NextGen suite include Electronic Medical Records (NextGenemr), Enterprise Practice Management (NextGenepm), Enterprise Appointment Scheduling (NextGeneas), Enterprise Master Patient Index (NextGenepi), NextGen Image Control System (NextGenics), Managed Care Server (NextGenmcs), Electronic Data Interchange, System Interfaces, Internet Operability (NextGenweb), a Patient-centric and Provider-centric Web Portal solution (NextMD.com2), NextGen Express, a version of NextGenemr designed for small practices, and NextGen Community Health Solution (NextGenchs). NextGen products utilize Microsoft Windows3 technology and can operate in a client-server environment as well as via private intranet, the Internet, or in an ASP environment.

The QSI Division’s practice management software suite utilizes a UNIX operating system. Its Clinical Product Suite (CPS) utilizes a Windows NT operating system and can be fully integrated with the practice management software from each division. CPS incorporates a wide range of clinical tools including, but not limited to, periodontal charting and digital imaging of X-ray and inter-oral camera images as part of the electronic patient record. The Division develops, markets, and manages our EDI/connectivity applications. The QSInet Application Service Provider (ASP/Internet) offering is also developed and marketed by the QSI Division.

We also offer Revenue Cycle Management (RCM) services consisting primarily of billing and collections services for medical practices.

We continue to pursue product enhancement initiatives within each division. The majority of such expenditures are currently targeted to the NextGen Division product line and client base.

In addition to the aforementioned software solutions that we offer through our two divisions, each division offers comprehensive hardware and software installation services, maintenance and support services, and system training services.

Trademarks

Service marks, trademarks and trade names of other companies that are referred to in this prospectus are the property of their respective owners. Our use or display of other companies’ trademarks, service marks or trade names is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, such other companies.

_________________________

2  NextGen and NextMD are registered trademarks of NextGen Healthcare Information Systems, Inc.

3  Microsoft Windows, Windows NT, Windows 95, Windows 98, Windows XP, and Windows 2000 are registered trademarks of the Microsoft Corporation.

4

Corporate Information

Our principal executive offices are located at 18111 Von Karman, Suite 600, Irvine, California 92612. Our telephone number is (949) 255-2600. Our Internet address is www.qsii.com. Information contained on, or that is accessible through, our websites should not be considered to be part of this prospectus.

The Offering

Common stock offered by the selling security holders	67,733 shares
Common stock outstanding prior to this offering	28,370,778 shares
Common stock to be outstanding after this offering	28,370,778 shares
Use of proceeds	All proceeds of this offering will be received by the selling security holders for their own accounts. See “Use of Proceeds.”
Nasdaq Global Select Market symbol	QSII

The common stock offered by the selling security holders represents 67,733 outstanding shares of common stock. The number of shares of common stock that will be outstanding upon the completion of this offering is based on the 28,370,778 shares outstanding as of November 11, 2008, and excludes the following:

•

573,091 shares of common stock underlying options issued and outstanding under our Amended and Restated 1998 Stock Option Plan as of that date, at a weighted average exercise price of $27.09 per share;

•

2,400,000 shares of common stock reserved for issuance under our 2005 Stock Option and Incentive Plan, of which options to purchase 243,190 shares were outstanding as of that date at a weighted average exercise price of $37.02 per share; and

•	any additional shares of common stock we may issue from time to time after that date.

5

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or Commission, as well as any amendments thereto reflected in subsequent filings with the Commission, which are incorporated herein by reference in their entirety (the “Quality Systems Risk Factors”).

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the Quality Systems Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and any prospectus supplement. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Commission. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described below under “Special Note Regarding Forward-Looking Statements,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements concerning future conditions in the healthcare information systems industry, and concerning our future business, financial condition, operating strategies, and operational and legal risks. We use words like “believe,” “expect,” “may,” “will,” “could,” “seek,” “estimate,” “continue,” “anticipate,” “intend,” “goal,” “future,” “plan” or variations of those terms and other similar expressions, including their use in the negative, to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under the caption “Risk Factors” above, contained in any applicable prospectus supplement and contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the healthcare information systems industry, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

6

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. Rather, all proceeds will be received by the selling security holders.

DIVIDEND POLICY

We have announced our intention to pay a quarterly dividend commencing with the conclusion of our first fiscal quarter of 2008 (June 30, 2007) and pursuant to this policy the Board has declared a quarterly cash dividend on our outstanding shares of common stock of $0.25 per share for the first five quarters thereafter and of $0.30 per share for the two most recently quarterly dividends (the second of which $0.30 dividend is expected to be distributed on January 5, 2009). We anticipate that future quarterly dividends, if and when declared by the Board pursuant to this policy, would likely be distributable on or about the fifth day of each of the months of October, January, April and July. There can be no guarantees that we will have the financial wherewithal to fund this dividend in perpetuity or to pay it at historic rates. Further, the Board may decide not to pay the dividend at some future time for financial or non-financial reasons.

SELLING SECURITY HOLDERS

Selling Security Holder Table

This prospectus covers the possible offer and sale by the selling security holders of up to 67,733 outstanding shares of common stock.

The selling security holders are former equity holders of Practice Management Partners, Inc. (“PMP”), and received the shares of our common stock offered under this prospectus in connection with our acquisition of PMP in October 2008. Pursuant to the Agreement and Plan of Merger (“Merger Agreement”) whereby we acquired PMP, we paid a purchase price at closing of approximately $19.0 million, consisting of approximately $16.25 million in cash and $2.75 million in common stock (which equaled 67,733 shares of common stock based on the average closing price of our common stock on the Nasdaq Global Select Market during the 45 trading days immediately prior to the closing date of the acquisition). $8.0 million of the cash portion of the purchase price was deposited into an escrow account to provide funds to satisfy our rights to indemnification under the Merger Agreement. The Merger Agreement also contemplates us paying up to an additional $3.0 million cash earnout payment tied to the performance of PMP through October 2010. As part of the acquisition, we entered into a Registration Rights Agreement that provides the selling security holders the right to demand that we register on their behalf the 67,733 shares of common stock issued to them in connection with our acquisition of PMP. The Registration Rights Agreement also contains customary representations, warranties, covenants and other terms and conditions, including customary indemnity obligations on our part and on the part of the selling security holders. The registration statement of which this prospectus is a part was filed by us in response to the selling security holders invoking their rights under the Registration Rights Agreement. Pursuant to the terms of the Merger Agreement and the Registration Rights Agreement, the selling security holders have agreed to pay all fees and expenses incident to the registration of the shares being offered under this prospectus, with such fees and expenses being deducted by us from the escrow account.

The following table sets forth, to our knowledge, certain information about the selling security holders as of November 1, 2008, the date of the table, based on information furnished to us by the selling security holders. Except as otherwise indicated above in the description of PMP acquisition or as indicated in the footnotes to the table (i) each selling security holder has indicated to us that it is acting individually, not as a member of a group, and (ii) none of the selling security holders or their affiliates has held any position or office or had any other material relationship with us in the past three years.

7

Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 28,370,778 shares of common stock outstanding as of the date of the table. Shares shown as beneficially owned after the offering assume that all shares being offered are sold.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.

8

Name of Selling Security Holder	Shares of Common Stock Beneficially Owned Prior to Offering			Shares of Common Stock Being Offered		Shares of Common Stock Beneficially Owned After Offering
	Number		Percentage			Number	Percentage
Linda Burke	192		*	192		–	*
Maria Cohen	486	(1)	*	486	(1)	–	*
Robert Dorsey	2,637	(2)	*	2,637	(2)	–	*
Kendall Echols	609		*	609		–	*
The Edelman Investment Partnership	243	(3)	*	243	(3)	–	*
Donald Good	14,817	(4)	*	14,817	(4)	–	*
Paula Infeld	64		*	64		–	*
John and Christina Davison Charitable Foundation, Inc.	661	(5)	*	661	(5)	–	*
JS Investments	722	(6)	*	722	(6)	–	*
Charles Kaplan	1,784	(7)	*	1,784	(7)	–	*
Jawed Malik	329		*	329		–	*
Langenthal Trusts Partnership II	732	(8)	*	732	(8)	–	*
MDL Investments LLP	1,464	(9)	*	1,464	(9)	–	*
MRM Fund #1	1,367	(10)	*	1,367	(10)	–	*
Ed Perl	1,225		*	1,225		–	*
John Robison	3,474	(11)	*	3,474	(11)	–	*
Perry Snyder	32,192	(12)	*	32,192	(12)	–	*
The Trisib GST Trust	3,962	(13)	*	3,962	(13)	–	*
Diane Voglmayr	773	(14)	*	773	(14)	–	*

_____________

*	Less than 1.0%.
(1)

This selling security holder has represented to us that she is affiliated with a broker-dealer but that she is not acting as an underwriter in this offering, she acquired the shares she is offering under this prospectus in the ordinary course of business, and at the time of such acquisition, she had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(2)	Robert Dorsey is a non-officer employee of PMP.
(3)	Power to vote or dispose of the shares is shared by Alan Edelman and Richard Edelman as Partners of the Edelman Investment Partnership.
(4)	Donald Good is President of PMP.
(5)	Power to vote or dispose of the shares is held by John Davison as President of the John and Christina Davison Charitable Foundation, Inc.
(6)	Power to vote or dispose of the shares is held by Bruce Sholk as Managing Member of JS Investments.
(7)	Charles Kaplan is a non-officer employee of PMP.
(8)	Power to vote or dispose of the shares is held by Herschel L. Langenthal as Managing Partner of Langenthal Trusts Partnership II.
(9)	Power to vote or dispose of the shares is shared by Michael Lanes and David Lanes as Managing Partners of MDL Investments LLP.
(10)	Power to vote or dispose of the shares is held by Richard Davison as Managing Partner of MRM Fund #1.
(11)	John Robison is a non-officer employee of PMP.
(12)	Perry Snyder is a non-officer employee of PMP.
(13)	Power to vote or dispose of the shares is shared by Louis F. Friedman, Freddie J. Traub and Linda A. Hurwitz as co-Trustees of The Trisib GST Trust.
(14)	Diane Voglmayr is a non-officer employee of PMP.

9

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that the registration statement, of which this prospectus is a part, is declared effective by the Commission;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any of these methods of sale; and
•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 or Regulation S under the Securities Act of 1933, as amended (“Securities Act”), if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

10

The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

Shares of common stock that may be offered for sale pursuant to this prospectus are included in this prospectus because we agreed to register those shares in the U.S. under the terms of the private placement in which the shares were issued. See the description of our acquisition of PMP under the caption “Selling Security Holders” above for further information regarding our registration obligations.

The selling security holders have agreed to pay all fees and expenses incident to the registration of the shares being offered under this prospectus. Each selling security holder is also responsible for paying any discounts, concessions and similar selling expenses they incur.

We and certain of the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

11

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Commission. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering covered by this prospectus:

•	Our Current Report on Form 8-K for October 31, 2008, as filed with the Commission on November 6, 2008;
•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, as filed with the Commission on November 5, 2008;
•	Our Current Report on Form 8-K for October 31, 2008, as filed with the Commission on November 4, 2008;
•	Our Current Report on Form 8-K for October 30, 2008, as filed with the Commission on October 31, 2008;
•	Our Current Report on Form 8-K/A for October 28, 2008, as filed with the Commission on October 29, 2008;
•	Our Current Report on Form 8-K for October 15, 2008, as filed with the Commission on October 21, 2008;
•	Our Current Report on Form 8-K for September 9, 2008, as filed with the Commission on September 11, 2008;
•	Our Current Report on Form 8-K for August 21, 2008, as filed with the Commission on August 21, 2008;
•	Our Current Report on Form 8-K for August 7, 2008, as filed with the Commission on August 13, 2008;
•	Our Current Report on Form 8-K for August 11, 2008, as filed with the Commission on August 12, 2008;
•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, as filed with the Commission on August 11, 2008;
•	Our Current Report on Form 8-K for August 4, 2008, as filed with the Commission on August 8, 2008;
•	Our Proxy Statement for our Annual Meeting of Shareholders held on September 4, 2008, as filed with the Commission on August 4, 2008;
•	Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended March 31, 2008, as filed with the Commission on July 29, 2008;
•	Our Current Report on Form 8-K for June 27, 2008, as filed with the Commission on June 30, 2008;
•	Our Current Report on Form 8-K for June 18, 2008, as filed with the Commission on June 24, 2008;
•	Our Current Report on Form 8-K for June 10, 2008, as filed with the Commission on June 16, 2008;
•	Our Current Report on Form 8-K for June 10, 2008, as filed with the Commission on June 12, 2008;
•	Our Annual Report on Form 10-K for the year ended March 31, 2008, as filed with the Commission on June 12, 2008;
•	Our Current Report on Form 8-K for May 29, 2008, as filed with the Commission on June 2, 2008;

12

•	Our Current Report on Form 8-K/A for May 20, 2008, as filed with the Commission on May 21, 2008;
•	Our Current Report on Form 8-K for May 16, 2008, as filed with the Commission on May 20, 2008;
•	Our Current Report on Form 8-K for April 29, 2008, as filed with the Commission on May 1, 2008; and
•

The description of our capital stock contained in our Current Report on Form 8-K for November 3, 2005, as filed with the Commission on November 8, 2005, including any amendments or reports filed for the purpose of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the Commission, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the Commission shall not be deemed “filed with” the Commission and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

Quality Systems, Inc.

18111 Von Karman, Suite 600

Irvine, California 92612

Attention: Secretary

Telephone: (949) 255-2600

LEGAL MATTERS

The validity of the shares of common stock offered in this offering will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.

EXPERTS

The consolidated financial statements and the effectiveness of internal control over financing reporting as discussed in management’s report on the effectiveness of internal control incorporated by reference in this prospectus and registration statement have been audited by Grant Thornton LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report and are incorporated by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its telephone number is (303) 262-0600.

13

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the common stock offered in this prospectus with the Commission in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document that is filed as an exhibit to the registration statement. Each statement concerning a document that is filed as an exhibit should be read along with the entire document. For further information regarding us and the common stock offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information on the Public Reference Room.

The Commission also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the Commission. The Commission’s website address is http://www.sec.gov.

14

QUALITY SYSTEMS, INC.

PROSPECTUS

_________________, 2008

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any accompanying supplement to this prospectus is accurate as of the dates on their covers. When this prospectus or a supplement is delivered or a sale is made pursuant to this prospectus or a supplement, it is not implied that the information is current as of the date of the delivery or sale.

PART II

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$—
Legal fees and expenses		—
Accounting fees and expenses		—
Printing expenses		—
Blue sky fees and expenses		—
Transfer agent and registrar fees and expenses		—
Miscellaneous		—
Total	$	—(1)

         _________________

             (1)    The selling security holders have agreed to pay all fees and expenses incident to the registration of the shares being offered under this registration statement.

Item 15. Indemnification of Directors and Officers

The Registrant’s Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California Corporations Code (the “California Code”). Under section 204(a)(10) of the California Code, a director’s liability to a company or its shareholders may not be limited with respect to the following items:

(i)        acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

(ii)       acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director;

(iii)	any transaction from which a director derived an improper personal benefit;

(iv)      acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders;

(v)       acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders;

(vi)      contracts or transactions between the company and a director within the scope of Section 310 of the California Code;

(vii)     improper distributions, loans and guarantees under Section 316 of the California Code;

(viii)    acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective; or

(ix)      acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

II-1

The limitation of liability does not affect the availability of injunctions and other equitable remedies available to the Registrant’s shareholders for any violation by a director of the director’s fiduciary duty to the Registrant or its shareholders.

The Registrant’s Articles of Incorporation also include an authorization for the Registrant to indemnify its “agents” (as defined in Section 317 of the California Code) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, the Registrant’s Bylaws provide for indemnification of the Registrant’s directors. In addition, the Registrant may, at its discretion, provide indemnification to persons whom the Registrant is not obligated to indemnify, including its officers, employees and other agents. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. It is the Registrant’s policy to enter into such indemnity agreements with its directors and executive officers to provide the maximum indemnification permitted by law.

These agreements, together with the Registrant’s Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the California Code and the Registrant’s Bylaws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16. Exhibits

The following exhibits are included or incorporated herein by reference.

Exhibit Number	Description
4.1

Agreement and Plan of Merger dated October 15, 2008 by and among Quality Systems, Inc., NextGen Healthcare Information Systems, Inc., Ruth Merger Sub, Inc., Practice Management Partners, Inc. and certain shareholders set forth therein (1)

4.2	Registration Rights Agreement dated October 28, 2008 by and among Quality Systems, Inc. and certain stockholder representatives set forth therein (*)
5.1	Opinion of Rutan & Tucker, LLP (*)
23.1	Consent of Independent Registered Public Accounting Firm (*)
23.2	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1) (*)
24.1	Power of Attorney (contained in the signature page hereto) (*)

_______________

(*)	Filed herewith.
(1)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the Commission on November 5, 2008.

II-2

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-3

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on November 19, 2008.

QUALITY SYSTEMS, INC.

By:	/s/ STEVEN PLOCHOCKI
Steven Plochocki
Chief Executive Officer

II-5

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Quality Systems, Inc., a California corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitutes and appoints each of Steven Plochocki and Paul Holt his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ STEVEN PLOCHOCKI Steven Plochocki	Chief Executive Officer (principal executive officer) and Director	November 19, 2008
/s/ PAUL HOLT Paul Holt	Chief Financial Officer (principal financial and accounting officer)	November 16, 2008
/s/ MURRAY BRENNAN Murray Brennan	Director	November 18, 2008
/s/ GEORGE BRISTOL George Bristol	Director	November 14, 2008
/s/ PATRICK CLINE Patrick Cline	Director	November 18, 2008
Ahmed Hussein	Director
/s/ PHILIP KAPLAN Philip Kaplan	Director	November 13, 2008
/s/ VINCENT LOVE Vincent Love	Director	November 16, 2008
/s/ RUSSELL PFLUEGER Russell Pflueger	Director	November 13, 2008
/s/ SHELDON RAZIN Sheldon Razin	Director	November 18, 2008

II-6

INDEX TO EXHIBITS

Exhibit Number	Description
4.2	Registration Rights Agreement dated October 28, 2008 by and among Quality Systems, Inc. and certain stockholder representatives set forth therein
5.1	Opinion of Rutan & Tucker, LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (contained in the signature page to the registration statement)